EXHIBIT 99.2

[GRAPHIC LOGO OMITTED]
   >KNIGHT RIDDER>
    NEWS RELEASE

                                                                   KNIGHT RIDDER

                                                        50 WEST SAN FERNANDO ST.

                                                              SAN JOSE, CA 95113


               Knight Ridder Releases December Statistical Report
               --------------------------------------------------

San Jose, Jan. 21, 2004 - (KRI:NYSE) - Total advertising revenue was up 1.4% for December and up 0.1% for the year. For the month, retail was up 0.9%, national was up 8.7% and classified was down 1.3%. For the year, retail was up 0.5%, national was up 9.6% and classified was down 4.0%.

         Within classified, recruitment was down 5.2% for the month - although about a third of the markets, including Fort Worth, Lexington, Aberdeen, Biloxi, Bradenton, Duluth, Fort Wayne, Myrtle Beach, State College, Tallahassee, Wichita and Wilkes-Barre - were in positive territory. Real estate was up 7.2%. Auto was down 6.8%. For the year, recruitment was down 17.5%, real estate was up 7.3%, auto was down 1.2%.

         Total operating revenue was up 4.3% for the month and up 0.5% for the year.

         Senior Vice President/Finance and Chief Financial Officer Gary Effren commented, "Beginning in January 2004, we will report our print and online advertising revenue on a combined basis. Increasingly, our sales strategy maximizes the advantages of selling print and online together, as the vast majority of our online recruitment sales are bundled with print. The reporting change will more fully reflect this synergy. In addition, it will make our results more comparable with those reported by others in our industry."

         "Had we reported the numbers that way in December, as some other companies already do, total advertising would have been up 2.6% for the month and 1.1% for the year. The corresponding numbers for retail would have been up 1.3% and up 0.8%; for national they would have been up 9.3% and up 10.3%; for classified they would have been up 2.1% and down 1.9%. And significantly, had we included online, the recruitment number for December would have been up 1.1% and, for the year, down 14.0%."

         For the month (reporting on a print-only basis from here on), total ad revenue was up 4.1% in Ft. Worth, 2.9% in St. Paul, 1.5% in Charlotte, 1.4% in Kansas City and 0.5% in Miami, Philadelphia and San Jose were soft.

         Retail for the month was up 6.9% in Columbia, 6.4% in Kansas City, 2.9% in St. Paul, 2.6% in Fort Worth, 2.5% in San Jose and 1.6% in Charlotte. Philadelphia and Miami were soft.

         National advertising was up 71.8% in Akron, 40.4% in Columbia, 38.6% in Fort Worth, 17.4% in Charlotte, 15.4% in St. Paul, 10.5% in Philadelphia, 1.3% in Kansas City and 0.9% in Miami, San Jose and Contra Costa were soft. Telecommunications, automotive, finance, pharmaceuticals and travel, including airlines and cruise lines, were up in most major markets.

         Classified was soft in most large markets, with these exceptions:
Miami, up 2.9%, Philadelphia, up 0.8%, and Contra Costa, up 0.5%. Recruitment's year-over-year decline continued to improve in December.

         Circulation revenue was down 1.1% for December and down 3.5% for the year. Other revenue was up 61.7% for the month, primarily reflecting strength in online and an increase in earnings from Detroit. It was up 21.1% for the year.

         Knight Ridder (NYSE: KRI) is the nation's second-largest newspaper publisher, with products in print and online. The company publishes 31 daily newspapers in 28 U.S. markets, with a readership of 8.3 million daily and 12.1 million Sunday. Knight Ridder also has investments in a variety of Internet and technology companies and two newsprint companies. The company's Internet operation, Knight Ridder Digital, develops and manages the company's online properties. It is the founder and operator of Real Cities (www.RealCities.com), the largest national network of city and regional Web sites in more than 85 U.S. markets. Knight Ridder and Knight Ridder Digital are located in San Jose, Calif.

                               #        #        #

         For more information, call Vice President/Corporate Relations Polk Laffoon at 408-938-7838 (e-mail: plaffoon@knightridder.com), or Director/Corporate Communications Lee Ann Schlatter at 408-938-7839 (e-mail: lschlatter@knightridder.com), or visit Knight Ridder's Web site at www.knightridder.com.

                                                     STATISTICAL REPORT
                                            For the period of 12/01/03 - 12/28/03


                                                              December                           Year-to-Date
                                                      -----------------------              -----------------------
                                                                                Percent                              Percent
                                                         2003         2002      Change        2003         2002      Change
                                                      ----------   ----------   -------    ----------   ----------   -------

REVENUE ($000) - See Notes 1 & 2

Advertising
  Retail                                                 108,644      107,716       0.9%    1,102,841    1,097,445       0.5%
  National                                                28,145       25,892       8.7%      329,611      300,622       9.6%
  Classified                                              48,621       49,243      -1.3%      776,408      808,875      -4.0%
                                                      ----------   ----------              ----------   ----------
    Total                                                185,410      182,851       1.4%    2,208,860    2,206,942       0.1%
  Circulation                                             35,587       35,973      -1.1%      470,445      487,732      -3.5%
  Other Revenue                                           20,095       12,428      61.7%      177,895      146,920      21.1%
                                                      ----------   ----------              ----------   ----------
Total Operating Revenue                                  241,092      231,252       4.3%    2,857,200    2,841,594       0.5%
                                                      ==========   ==========              ==========   ==========

AVERAGE CIRCULATION
  (000's of copies including Detroit) - Notes 1 & 2
  Morning                                                  3,559        3,560       0.0%        3,599        3,603      -0.1%
  Evening                                                    173          185      -6.5%          185          198      -6.2%
  Daily                                                    3,732        3,745      -0.4%        3,784        3,800      -0.4%
  Sunday                                                   5,113        5,116      -0.1%        5,144        5,148      -0.1%

ADVERTISING LINAGE
  (000's of six-column inches) - Notes 1 & 2
Full-Run ROP
  Retail                                                 1,421.2      1,503.1      -5.4%     14,898.1     15,882.8      -6.2%
  National                                                 228.0        208.9       9.2%      2,704.2      2,508.3       7.8%
  Classified                                             1,281.4      1,265.2       1.3%     18,424.3     18,192.2       1.3%
                                                      ----------   ----------              ----------   ----------
    Total                                                2,930.6      2,977.2      -1.6%     36,026.6     36,583.3      -1.5%
                                                      ==========   ==========              ==========   ==========

Factored Part-Run ROP                                      186.3        177.9       4.7%      2,397.4      2,276.2       5.3%
                                                      ==========   ==========              ==========   ==========

TOTAL PREPRINTS INSERTED                                 768,441      720,529       6.6%    7,954,048    7,253,720       9.7%
                                                      ==========   ==========              ==========   ==========

                                                     Statistical Report
                                            For the period of 12/01/03 - 12/28/03


                                                                     December                          Year-to-Date
                                                        ---------------------------------   ---------------------------------
                                                                                  Percent                             Percent
                                                           2003         2002      Change       2003         2002      Change
                                                        ----------   ----------   -------   ----------   ----------   -------
FULL-RUN ROP ADVERTISING LINAGE DATA
By Markets (000's of six-column inches) - Notes 1 & 2

Akron Beacon Journal                                         115.4        121.6      -5.1%     1,540.8      1,449.9       6.2%
Charlotte Observer                                           129.6        133.6      -3.0%     1,684.3      1,778.5      -5.3%
Columbia State                                                97.0        101.5      -4.4%     1,222.5      1,202.0       1.7%
Contra Costa (Note 3)                                        130.4        128.1       1.8%     1,595.4      1,496.3       6.6%
Fort Wayne News-Sentinel,
  Journal Gazette                                             98.8        112.3     -12.0%     1,363.5      1,450.5      -6.0%
Fort Worth Star Telegram                                     186.8        188.6      -1.0%     2,266.7      2,309.4      -1.8%
Kansas City Star                                             157.2        152.8       2.9%     1,985.4      1,996.3      -0.6%
Lexington Herald-Leader                                      100.7        104.6      -3.7%     1,196.7      1,191.0       0.5%
Miami Herald & el Nuevo
  Herald                                                     176.0        175.9       0.1%     2,067.6      1,987.8       4.0%
Philadelphia Newspapers                                      195.7        235.2     -16.8%     2,312.3      2,489.2      -7.1%
St. Paul Pioneer Press                                       106.3         96.9       9.7%     1,300.0      1,189.5       9.3%
San Jose Mercury News                                        189.7        206.1      -8.0%     2,429.5      2,557.7      -5.0%
Wichita Eagle                                                 79.9         74.4       7.4%       902.4        900.5       0.2%
All Other Dailies                                          1,167.1      1,145.6       1.9%    14,159.5     14,584.7      -2.9%
                                                        ----------   ----------             ----------   ----------
Total - Full-Run ROP                                       2,930.6      2,977.2      -1.6%    36,026.6     36,583.3      -1.5%
                                                        ==========   ==========             ==========   ==========


Note 1 - The Detroit News and the Detroit Free Press operate under a joint operating agreement as Detroit Newspapers (DN). Revenue and linage are excluded for 2003 and 2002.

Note 2 - Measured by individual Knight Ridder newspapers. Where necessary, certain previously reported linage has been restated to be consistent with measurement guidelines currently in use.

Note 3 - Full-run ROP advertising linage represents the sum of full-run ROP linage for each of Contra Costa's three newspapers.

                              # # # # # # # # # # #

          For further information, call Polk Laffoon IV at 408-938-7838